Exhibit 5.1

3 June 2022	Our Ref: JSH/CB/S7050-177986
Stealth BioTherapeutics Corp c/o Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Camana Bay, Grand Cayman KY1-9005, Cayman Islands

Dear Sirs

Stealth BioTherapeutics Corp

We have acted as Cayman Islands legal advisors to Stealth BioTherapeutics Corp (the “Company”) in connection with the registration for sale, from time to time, of ordinary shares of the Company with a nominal or par value of US$0.0003 (the "Ordinary Shares").

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands in connection with the registration by the Company, of (i) 28,490,000 Ordinary Shares (the "2019 Incentive Plan Shares") for issuance under the Stealth BioTherapeutics Corp 2019 Share Incentive Plan, as amended (the "2019 Share Incentive Plan") and (ii) 14,244,996 Ordinary Shares (together with 2019 Incentive Plan Shares, the "Shares") for issuance under the Stealth BioTherapeutics Corp 2020 ADS Incentive Plan (together with the 2019 Share Incentive plan, the "Plans", each a "Plan"), under the United States Securities Act of 1933, as amended (the "Securities Act") and pursuant to the terms of the Registration Statements (as defined in Schedule 1).

For the purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out below, and upon the certifications and matters covered by the Director's Certificate (as defined in Schedule 1), which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.

Exhibit 5.1

Based upon the foregoing examinations and the assumptions and qualifications set out below and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.

1.The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar").

2.The Shares have been duly authorised for issue by all necessary corporate action of the Company and upon the issue of the Shares (by the entry of the name of the registered owner thereof in the register of members of the Company maintained in accordance with the Companies Act (as amended) of the Cayman Islands confirming that such Shares have been issued credited as fully paid) in accordance with the Memorandum and Articles of Association (as defined in Schedule 1) and the Plans (as applicable) and in the manner contemplated by the Registration Statements, the Shares will be validly created, legally issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

The foregoing opinion is given based on the following assumptions.

1.The originals of all documents examined in connection with this opinion are authentic.  The signatures, initials and seals on the Documents are genuine and are those of a person or persons given power to execute the Documents under the Resolutions (as defined in Schedule 1).  All documents purporting to be sealed have been so sealed.  All copies are complete and conform to their originals.  The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.

2.We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.

3.The Company will receive consideration in money or money’s worth for each Ordinary Share offered by the Company when issued at the agreed issue price, such issue price in any event not being less than the stated par or nominal value of each Ordinary Share.

4.The Resolutions were each duly adopted at duly convened meetings of the Board of Directors and such meetings were held in accordance with the Memorandum and Articles of Association.

5.The Resolutions have each been duly executed by or on behalf of each Director and the signatures and initials thereon are those of a person or persons in whose name the Resolutions have been expressed to be signed.

6.The Resolutions are and shall remain in full force and effect and have not been and will not be rescinded or amended.

7.Each of the Registration Statements and the Plans (including each grant notice issued pursuant thereto) have been or will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue of the Shares and will be legal, valid,

Exhibit 5.1

binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than the laws of the Cayman Islands).

8.All preconditions to the issue of the Shares under the terms of the Plans (as applicable) will be satisfied or duly waived prior to the issue of the shares and the issue of the Shares will not breach the terms of the relevant Plan (as applicable).

9.There are no agreements, documents or arrangements (including any underwriting agreement or other agreement as contemplated by the Registration Statements) which would or might affect any of the opinions given herein.

10.The Director's Certificate is true and accurate in respect of all matters referred to therein.

11.There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any opinion given herein.

Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act (as amended) on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

We hereby consent to the filing of this opinion as an exhibit to the June 2022 Registration Statement (as defined in Schedule 1).

Yours faithfully

Walkers (Cayman) llp

Exhibit 5.1

Schedule 1

LIST OF DOCUMENTS EXAMINED

1.A director's certificate dated 3 June 2022 as set at Schedule 2 hereto (the "Director's Certificate").

2.The Certificate of Incorporation dated 3 April 2006 and the Fifth Amended and Restated Memorandum and Articles of Association adopted on 25 January 2019 and minutes of the annual general meeting of the members of the Company dated 25 March 2020 and 14 July 2021 (the "Memorandum and Articles of Association").

3.A Certificate of Good Standing dated 26 May 2022 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").

4.Copies of (i) the executed minutes of the meeting of the Board of Directors of the Company held on 11 January 2019 setting out the resolutions at such meeting and (ii) the executed written resolutions (as applicable) of the directors of the Company dated 13 March 2020, 31 March 2020, 30 December 2020, 26 February 2021, 28 December 2021 and [●] 2022 (together, the "Resolutions") and the corporate records of the Company maintained at its registered office in the Cayman Islands.

5.Copies of the following documents (the "Documents"):

(a)the Registration Statement on Form S-8, File No. 333-230452 filed by the Company with the U.S. Securities and Exchange Commission ("SEC") on 22 March 2019 (the "March 2019 Registration Statement");

(b)the Registration Statement on Form S-8, File No. 333-237541 filed by the Company with the SEC on 2 April 2020 (the "April 2020 Registration Statement");

(c)the Registration Statement on Form S-8, File No. 333-253601 filed on 26 February 2021 by the Company with the SEC (as filed, the "February 2021 Registration Statement");

(d)the Registration Statement on Form S-8 filed on the date hereof by the Company with the SEC registering the Shares under the Securities Act (as filed, the "June 2022 Registration Statement", together with the March 2019 Registration Statement, the April 2020 Registration Statement and the February 2021 Registration Statement, the "Registration Statements");

(e)the Stealth BioTherapeutics Corp 2019 Share Incentive Plan, as amended;

(f)the Stealth BioTherapeutics Corp 2020 ADS Incentive Plan; and

(g)such other documents as we have deemed necessary to render the opinions set forth herein.